Exhibit 99.2

Summary Historical Consolidated Financial Information of Alta

You should read the summary historical consolidated financial information set forth below in conjunction with the audited consolidated financial statements for Alta as of and for the years ended June 30, 2020 and 2019, and the notes related thereto and the unaudited condensed consolidated financial statements of Alta as of March 31, 2021 and for the nine months ended March 31, 2021 and 2020, and the notes related thereto, which are included in this offering memorandum. We derived the following summary historical statements of consolidated operations data and summary historical cash flow data for the years ended June 30, 2020 and 2019 and the summary historical balance sheet data as of June 30, 2020 and 2019 from Alta’s audited consolidated financial statements, and we derived the following summary historical statements of consolidated operations data and summary historical cash flow data for the nine months ended March 31, 2021 and 2020 and the summary historical balance sheet data as of March 31, 2021 from Alta’s unaudited condensed consolidated financial statements. Alta follows the full cost method of accounting for oil and gas activities and is not subject to income taxes due to its partnership structure.

	Years ended June 30,		Nine months ended March 31,
(In thousands)	2020	2019	2021	2020
			(unaudited)
Consolidated statements of operations
Revenues:
Natural gas revenue	$448,076	$684,406	$446,651	$354,708
Other operating revenue	15,217	9,756	16,052	11,212
Net gain (loss) on commodity risk management activities	103,716	(4,822)	71,572	98,102
Total revenues	567,009	689,340	534,275	464,022
Costs and expenses:
Gathering, transportation and compression	109,670	99,141	104,683	79,230
Direct operating	55,799	53,383	45,643	41,895
Depreciation, depletion and amortization	171,562	158,192	139,453	126,069
Impairment of natural gas properties	139,063	—	631,641	—
General and administrative	8,631	10,791	4,847	6,972
Accretion of asset retirement obligations	1,618	1,433	1,316	1,182
Total costs and expenses	486,343	322,940	927,583	255,348
Other income (expense):
Interest expense, net and other	(35,048)	(52,016)	(22,582)	(27,455)
Net (loss) gain on interest rate derivatives	(12,786)	(7,099)	2,407	(11,135)
Total other expense	(47,834)	(59,115)	(20,175)	(38,590)
Net income (loss)	$32,832	$307,285	$(413,483)	$170,084

Consolidated statements of cash flows
Net cash provided by (used in):
Operating activities	$356,987	$436,151	$343,753	$286,464
Investing activities	(269,627)	(233,196)	(226,105)	(193,790)
Financing activities	(102,477)	(195,273)	(104,512)	(102,593)

	As of June 30,		As of March 31,
(In thousands)	2020	2019	2021
			(unaudited)
Consolidated balance sheets
Total assets	$1,516,723	$1,558,985	$1,011,191
Net property and equipment	1,422,837	1,441,371	854,602
Long-term debt, net	604,155	621,126	520,935
Total members’ equity	742,516	792,184	310,033

Summary Reserve Information for Alta

The following tables present summary information with respect to Alta’s proved natural gas reserves as of December 31, 2020 and June 30, 2020. The reserve estimates attributable to Alta’s properties as of December 31, 2020 presented in the table below were prepared by Alta’s engineers and were audited by NSAI, Alta’s independent reserve engineers. The reserve estimates attributable to Alta’s properties as of June 30, 2020 presented in the table below are based on a reserve report prepared by NSAI. Such reports are contained in this offering memorandum in Annex A. Such reserve reports and all of the reserve estimates below were prepared in accordance with the definitions and regulations of the SEC, and gas prices used in such reserve report are based on SEC pricing (i.e., the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the periods presented).

	As of December 31, 2020	As of June 30, 2020
	(Bcf)	(Bcf)
Proved developed reserves	1,945	1,944
Proved undeveloped reserves	2,186	1,877
Total proved reserves	4,131	3,821

The following table summarizes information with respect to Alta’s estimated future net cash flows from proved reserves.

As of December 31, 2020
(In millions)
Standardized measure (SEC pricing)(1)	$790
Strip pricing(2)(3)	$2,346

(1)	Average realized product prices weighted by production over the remaining lives of the properties: $1.27 per Mcf of gas using SEC pricing as of December 31, 2020.

(2)	Reflects five-year strip pricing as of December 31, 2020 and held constant thereafter using the NYMEX five-year strip for gas, adjusted for regional differentials consistent with those used in the calculation of the standardized measure, and with all other assumptions held constant.

(3)	The average realized product prices weighted by production over the remaining lives of the properties: $1.961 per Mcf of gas.

The information provided in the table above relating to estimated future net cash flows from proved reserves using NYMEX strip pricing is intended to illustrate reserve sensitivities to market expectations of commodity prices and should not be confused with “SEC pricing” proved reserves and do not comply with SEC pricing assumptions. We believe that this information provides investors with additional useful information about Alta’s reserves because the forward prices are based on the market’s forward-looking expectations of oil and gas prices as of a certain date. The price at which production can be sold in the future is the major determinant of the likely economic producibility of reserves. We hedge substantial amounts of future production based upon futures prices. In addition, we use such forward-looking market-based data in developing our drilling plans, assessing our capital expenditure needs and projecting future cash flows.

While NYMEX strip prices represent a consensus estimate of future pricing, such prices are only an estimate and not necessarily an accurate projection of future oil and gas prices. Actual future prices may vary significantly from the NYMEX prices; therefore, actual revenue and value generated may be more or less than the amounts disclosed. Investors should be careful to consider forward prices in addition to, and not as a substitute for, SEC pricing, when considering our reserves.

Summary Unaudited Pro Forma Condensed Combined Financial Information

The following summary unaudited pro forma condensed combined statements of operations data for the three months ended March 31, 2021 and the year ended December 31, 2020 are presented as if the Alta Acquisition and this offering and the application of the proceeds therefrom (the “pro forma events”) had occurred on January 1, 2020 while the summary unaudited pro forma condensed combined balance sheet data give effect to the pro forma events as if they had occurred on March 31, 2021.

The following summary unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated position of the Company would have been had the pro forma events occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors, including those discussed in the “Risk Factors” section in this offering memorandum. The following summary unaudited pro forma condensed combined financial information should be read in conjunction with the “Unaudited Pro Forma Condensed Combined Financial Information” section included in this offering memorandum.

(In thousands)	Year ended December 31, 2020	Three months ended March 31, 2021
Unaudited pro forma condensed combined statements of operations data
Sale of natural gas, NGLs and oil	$3,092,762	$1,344,747
Net (loss) income attributable to EQT Corporation	(908,022)	33,017

(In thousands)	As of March 31, 2021
Unaudited pro forma condensed combined balance sheet data
Total assets	$21,036,071
Net property, plant and equipment	18,770,588
Total debt	5,790,448
Total equity	11,032,499

Summary Pro Forma Reserve Information

The following tables present the estimated pro forma combined net proved developed and undeveloped, natural gas, NGLs and oil reserves as of December 31, 2020, which are derived from the separate reserve reports for the Company and Alta, both of which were prepared in accordance with the definitions and regulations of the SEC, using SEC pricing (i.e., the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the periods presented). The pro forma reserve information set forth below gives effect to the Alta Acquisition as if the transaction had occurred on January 1, 2020.

As of December 31, 2020
(Bcfe)
Proved developed reserves	15,586
Proved undeveloped reserves	8,347
Total proved reserves	23,933

The following table presents the estimated pro forma combined future net cash flows from natural gas, NGLs and crude oil reserves (the “pro forma combined standardized measure”), which has been derived from the separate reserve reports for the Company and Alta, adjusted to incorporate future estimated tax expense on Alta’s reserves to conform Alta’s historical information, which is derived based on a non-taxable corporate structure, with EQT’s taxable corporate structure.

As of December 31, 2020
(In millions)
Standardized measure (SEC pricing)(1)	$4,152
Strip pricing(2)(3)	$10,956

(1)	Average realized product prices weighted by production over the remaining lives of the properties: $20.94 per barrel of oil, $11.97 per barrel of NGL and $1.361 per Mcf of gas using SEC pricing as of December 31, 2020.

(2)	Reflects five-year strip pricing as of December 31, 2020 and held constant thereafter using (a) the NYMEX five-year strip for gas and (b) the NYMEX WTI five-year strip for oil, in each case, adjusted for regional differentials consistent with those used in the calculation of the standardized measure, and with all other assumptions held constant.

(3)	The average realized product prices weighted by production over the remaining lives of the properties: $27.18 per barrel of oil, $13.55 per barrel of NGL and $2.054 per Mcf of gas.

The information provided in the table above relating to estimated future net cash flows from proved reserves using NYMEX strip pricing is intended to illustrate reserve sensitivities to market expectations of commodity prices and should not be confused with “SEC pricing” proved reserves and do not comply with SEC pricing assumptions. We believe that this information provides investors with additional useful information about our reserves because the forward prices are based on the market’s forward-looking expectations of oil and gas prices as of a certain date. The price at which we can sell our production in the future is the major determinant of the likely economic producibility of our reserves. We hedge substantial amounts of future production based upon futures prices. In addition, we use such forward-looking market-based data in developing our drilling plans, assessing our capital expenditure needs and projecting future cash flows.

While NYMEX strip prices represent a consensus estimate of future pricing, such prices are only an estimate and not necessarily an accurate projection of future oil and gas prices. Actual future prices may vary significantly from the NYMEX prices; therefore, actual revenue and value generated may be more or less than the amounts disclosed. Investors should be careful to consider forward prices in addition to, and not as a substitute for, SEC pricing, when considering our reserves.

The above pro forma information has been prepared for informational purposes only and does not purport to represent what the actual results would have been had the Alta Acquisition occurred on January 1, 2020, nor are they necessarily indicative of future results. Future results may vary significantly from the information presented above because of various factors, including those discussed in the “Risk Factors” section in this offering memorandum.

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